Faes Farma, S.A.
Maximo Aguirre, 14
48940 Leioa, Vizcaya, Spain
Attention: General Manager

January 8, 2008

Re: Notice of Termination under License Agreement

Dear Paco:

Reference is made to the License Agreement dated as of October 31, 2006 between Inspire Pharmaceuticals, Inc. and Faes Farma, S.A., as amended June 19, 2007 (the "Agreement").

Inspire hereby gives to notice to Faes pursuant to Section 9.2 (ii) of the Agreement that Inspire hereby terminates the Agreement in its entirety effective thirty days from the date of this letter.

Inspire is grateful for the relationship that it has had with Faes and hopes that the parties will have opportunities to work together in the future.

Very truly yours,

/s/ Christy L. Shaffer

Christy L. Shaffer, Ph.D.

President and Chief Executive Officer

cc: Joseph M. Spagnardi

Benjamin R. Yerxa